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AMENDED
FORM 8-K/A

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 29, 2001
(Date of earliest event reported)

Summit Bancshares, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-11108 (Commission File Number)	94-2767067 (IRS Employer Identification No.)

2969 Broadway, Oakland, California 94611
(Address of principal executive offices) (Zip Code)

(510) 839-8800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Item 4. Changes in Registrant's Certifying Accountant.

    On June 29, 2001, as recommended by the audit committee and approved by the Board of Directors, Summit Bancshares, Inc. engaged the accounting firm of Vavrinek, Trine, Day & Co., LLP as independent accountants for the Registrant for the second and third quarters of 2001 and for the year 2001. For this reason, Summit Bancshares, Inc. dismissed Arthur Andersen LLP as its auditor as of June 29, 2001.

    During the most recent fiscal year and interim periods subsequent to December 31, 2000, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

    Arthur Andersen LLP's report on the financial statements of the past year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    The Registrant has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Arthur Andersen LLP's letter to the SEC, dated July 18, 2001, is filed as Exhibit 16 to the FORM 8-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Bancshares, Inc.

Date: July 19, 2001	By:	/s/ C. MICHAEL ZIEMANN C. Michael Ziemann President

July 18, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir / Madam:

    We have read the 4 paragraphs of Item 4 included in the Form 8-K dated July 18, 2001 of Summit Bancshares, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By  Jeffrey M. Jarczyk

MKW

Copy to:
Mr. C. Michael Ziemann, President
Summit Bancshares, Inc.

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Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURE